Exhibit 99.1

Vishay Reports Results for Third Quarter 2012

•	Revenues for Q3 2012 of $573 million
•	Operating margin for Q3 2012 of 7.8%
•	EPS for Q3 2012 of $0.15
•	Cash from operations for YTD September 2012 of $186 million, capital expenditures of $87 million and proceeds on sale of property and equipment of $8 million
•	Guidance for Q4 2012 for revenues between $500 and $540 million at lower margins compared to Q3 2012

MALVERN, PENNSYLVANIA -- (BUSINESS WIRE) -- October 30, 2012 - Vishay Intertechnology, Inc. (NYSE: VSH), one of the world’s largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended September 29, 2012.

Revenues for the fiscal quarter ended September 29, 2012 were $572.8 million, compared to $637.6 million for the fiscal quarter ended October 1, 2011.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended September 29, 2012 were $22.3 million, or $0.15 per diluted share, compared to $50.5 million, or $0.31 per diluted share for the fiscal quarter ended October 1, 2011.

Revenues for the nine fiscal months ended September 29, 2012 were $1,699.5 million, compared to $2,042.6 million for the nine fiscal months ended October 1, 2011.  The net earnings attributable to Vishay stockholders for the nine fiscal months ended September 29, 2012 were $101.8 million, or $0.65 per diluted share, compared to $207.9 million, or $1.22 per diluted share for the nine fiscal months ended October 1, 2011.

Net earnings attributable to Vishay stockholders for the nine fiscal months ended September 29, 2012 and prior year periods include various items affecting comparability, as listed on the attached reconciliation schedule. Adjusted net earnings per diluted share, which exclude these items, were $0.15 and $0.60 for the fiscal quarter and nine fiscal months ended September 29, 2012, respectively, and $0.32 and $1.30 for the fiscal quarter and nine fiscal months ended October 1, 2011, respectively.

Commenting on the results for the third quarter of 2012, Dr. Gerald Paul, President and Chief Executive Officer, stated, “Over the course of the third quarter many of our end markets deteriorated substantially, in particular computing and consumer, which resulted in unexpectedly low orders from Asian distribution. Nonetheless the operating margin was in line with our business model. Selling, general, and administrative expenses as well as manufacturing fixed costs were kept well under control, while the quarter was burdened by temporary inefficiencies related to the volume drop and an inventory reduction.”

Dr. Paul continued, “Our current anticipation for the profitability for the full year is substantially lower than previously anticipated, which resulted in a significant shift in the estimated mix of income among our various taxing jurisdictions.  As a consequence, our normalized tax rate for the year increased to 33% resulting in a very high effective tax rate for the third quarter impacting EPS.”

Commenting on Vishay’s Growth Plan, Dr. Paul stated, “Despite fast changes in the economic environment, Vishay is in a position to continue to steadily pursue its Growth Plan. Since the end of 2009 we increased our technical staff in research and development as well as in product engineering by 15%, while managing to reduce our total fixed costs. We intend to continue on this path. We are also proactively expanding critical manufacturing capacities and increasing our technical sales force in Asia to better penetrate the local industrial markets. As part of our Growth Plan we continue to actively pursue small to mid-size acquisitions of niche businesses.”

Commenting on the outlook for the fourth quarter of 2012, Dr. Paul remarked, “Based on our low book to bill, we are currently anticipating revenues to fall between $500 and $540 million at accordingly lower margins compared to the third quarter of 2012.”

The Company expects to file its Quarterly Report on Form 10-Q for the third fiscal quarter of 2012 with the Securities and Exchange Commission after the close of the market on Tuesday, October 30, 2012. This financial report will be available at ir.vishay.com.

A conference call to discuss third quarter financial results is scheduled for Tuesday, October 30, 2012 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 32943484.  There will be a replay of the conference call from 10:30 AM ET on Tuesday, October 30, 2012 through 11:59 PM ET on Monday, November 5, 2012. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 32943484.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share, which are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance and should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings and adjusted earnings per diluted share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Vishay Intertechnology, Inc.

Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	September 29, 2012	June 30, 2012	October 1, 2011

Net revenues	$572,781	$588,199	$637,649
Costs of products sold	439,227	440,580	470,172
Gross profit	133,554	147,619	167,477
Gross margin	23.3%	25.1%	26.3%

Selling, general, and administrative expenses	89,095	86,889	90,271
Gain on sale of property	-	(12,153)	-
Executive compensation charge	-	-	1,873
Operating income	44,459	72,883	75,333
Operating margin	7.8%	12.4%	11.8%

Other income (expense):
Interest expense	(6,009)	(5,539)	(5,311)
Other	2,726	(2,094)	1,790
Total other income (expense) - net	(3,283)	(7,633)	(3,521)

Income before taxes	41,176	65,250	71,812

Income taxes	18,687	19,420	21,120

Net earnings	22,489	45,830	50,692

Less: net earnings attributable to noncontrolling interests	209	159	205

Net earnings attributable to Vishay stockholders	$22,280	$45,671	$50,487

Basic earnings per share attributable to Vishay stockholders	$0.16	$0.30	$0.32

Diluted earnings per share attributable to Vishay stockholders	$0.15	$0.29	$0.31

Weighted average shares outstanding - basic	143,273	152,462	157,149

Weighted average shares outstanding - diluted	150,118	159,249	163,808

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	September 29, 2012	October 1, 2011

Net revenues	$1,699,527	$2,042,638
Costs of products sold	1,281,645	1,448,308
Gross profit	417,882	594,330
Gross margin	24.6%	29.1%

Selling, general, and administrative expenses	262,348	275,532
Gain on sale of property	(12,153)	-
Executive compensation charges	-	5,762
Operating income	167,687	313,036
Operating margin	9.9%	15.3%

Other income (expense):
Interest expense	(16,265)	(13,989)
Other	1,940	1,255
Total other income (expense) - net	(14,325)	(12,734)

Income before taxes	153,362	300,302

Income taxes	50,968	91,507

Net earnings	102,394	208,795

Less: net earnings attributable to noncontrolling interests	631	926

Net earnings attributable to Vishay stockholders	$101,763	$207,869

Basic earnings per share attributable to Vishay stockholders	$0.67	$1.29

Diluted earnings per share attributable to Vishay stockholders	$0.65	$1.22

Weighted average shares outstanding - basic	150,978	161,061

Weighted average shares outstanding - diluted	157,770	170,039

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	September 29, 2012	December 31, 2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$637,262	$749,088
Short-term investments	303,872	249,139
Accounts receivable, net	278,092	270,970
Inventories:
Finished goods	110,293	104,478
Work in process	186,922	181,354
Raw materials	131,223	131,795
Total inventories	428,438	417,627

Deferred income taxes	25,005	24,632
Prepaid expenses and other current assets	121,851	119,220
Total current assets	1,794,520	1,830,676

Property and equipment, at cost:
Land	91,895	91,507
Buildings and improvements	514,036	493,550
Machinery and equipment	2,125,322	2,079,395
Construction in progress	86,771	94,717
Allowance for depreciation	(1,931,633)	(1,851,264)
	886,391	907,905

Goodwill	34,866	9,051

Other intangible assets, net	136,726	103,927

Other assets	135,671	142,171
Total assets	$2,988,174	$2,993,730

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	September 29, 2012	December 31, 2011
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$5	$13
Trade accounts payable	135,397	154,942
Payroll and related expenses	103,240	109,833
Other accrued expenses	158,883	161,119
Income taxes	31,007	13,881
Total current liabilities	428,532	439,788

Long-term debt less current portion	389,040	399,054
Deferred income taxes	128,728	110,356
Other liabilities	111,097	117,235
Accrued pension and other postretirement costs	298,502	319,136
Total liabilities	1,355,899	1,385,569

Equity:
Vishay stockholders' equity
Common stock	13,114	14,374
Class B convertible common stock	1,213	1,345
Capital in excess of par value	1,999,906	2,086,925
Retained earnings (accumulated deficit)	(401,653)	(503,416)
Accumulated other comprehensive income (loss)	14,149	3,778
Total Vishay stockholders' equity	1,626,729	1,603,006
Noncontrolling interests	5,546	5,155
Total equity	1,632,275	1,608,161
Total liabilities and equity	$2,988,174	$2,993,730

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	September 29, 2012	October 1, 2011

Operating activities
Net earnings	$102,394	$208,795
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	125,149	135,275
(Gain) loss on disposal of property and equipment	(13,063)	(1,073)
Accretion of interest on convertible debentures	2,160	1,448
Inventory write-offs for obsolescence	16,008	15,434
Other	9,813	2,275
Changes in operating assets and liabilities,
net of effects of businesses acquired	(56,927)	(74,379)
Net cash provided by operating activities	185,534	287,775

Investing activities
Purchase of property and equipment	(86,754)	(89,708)
Proceeds from sale of property and equipment	7,770	1,956
Purchase of businesses, net of cash acquired or refunded	(85,493)	(19,335)
Purchase of short-term investments	(268,286)	(497,258)
Maturity of short-term investments	214,047	158,785
Other investing activities	(109)	2,472
Net cash used in investing activities	(218,825)	(443,088)

Financing activities
Proceeds of long-term borrowings	150,000	150,000
Issuance costs	(4,827)	(4,429)
Common stock repurchase	(150,000)	(150,000)
Principal payments on long-term debt and capital lease obligations	(21)	(670)
Net proceeds (payments) on revolving credit lines	(69,000)	(60,000)
Net changes in short-term borrowings	(116)	28
Proceeds from stock options exercised	174	9,675
Excess tax benefit from stock options exercised	-	555
Distributions to noncontrolling interests	(240)	(500)
Net cash used in financing activities	(74,030)	(55,341)
Effect of exchange rate changes on cash and cash equivalents	(4,505)	18,377

Net decrease in cash and cash equivalents	(111,826)	(192,277)

Cash and cash equivalents at beginning of period	749,088	897,338
Cash and cash equivalents at end of period	$637,262	$705,061

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	September 29, 2012	June 30, 2012	October 1, 2011	September 29, 2012	October 1, 2011

GAAP net earnings attributable to Vishay stockholders	$22,280	$45,671	$50,487	$101,763	$207,869

Reconciling items affecting operating margin:
Gain on sale of property	$-	$(12,153)	$-	$(12,153)	$-
Executive compensation charges	-	-	1,873	-	5,762

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$-	$4,131	$(684)	$4,131	$7,921

Adjusted net earnings	$22,280	$37,649	$51,676	$93,741	$221,552

Adjusted weighted average diluted shares outstanding	150,118	159,249	163,808	157,770	170,039

Adjusted earnings per diluted share*	$0.15	$0.24	$0.32	$0.60	$1.30

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.